UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 23, 2018

Stemline Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35619	45-0522567
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Lexington Avenue

Eleventh Floor

New York, New York 10022

(Address of Principal Executive Offices)

(646) 502-2311

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act.

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐                                    Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01              Entry into a Material Definitive Agreement.

On January 23, 2018, Stemline Therapeutics, Inc. (“Stemline” or the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, as representative of the several underwriters named therein (the “Underwriters”). Pursuant to the Underwriting Agreement, the Company agreed to sell to the Underwriters, in a firm commitment underwritten public offering, 3,700,000 shares (the “Firm Shares”) of the Company’s common stock, $.0001 par value per share (“Common Stock”), at a price to the public of $14.00 per share, less underwriting discounts and commissions. In addition, pursuant to the Underwriting Agreement, the Company has granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 555,000 shares of Common Stock (the “Additional Shares,” together with the Firm Shares, the “Shares”). The transactions contemplated by the Underwriting Agreement are expected to close on January 26, 2018, subject to the satisfaction of customary closing conditions. A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated by reference herein.

J.P. Morgan Securities LLC and Cowen and Company, LLC are acting as joint book-running managers for the offering.

The net proceeds to the Company are expected to be approximately $48,192,000, assuming no exercise of the option to purchase Additional Shares and after deducting underwriting discounts and commissions and estimated expenses payable by the Company associated with the offering.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

Alston & Bird LLP, counsel to the Company, delivered an opinion as to the validity of the Shares, a copy of which is attached hereto as Exhibit 5.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed as a part of this report:

Exhibit
Number	Description

1.1

Underwriting Agreement, dated January 23, 2018, between Stemline Therapeutics, Inc. and J.P. Morgan Securities LLC and Cowen and Company, LLC, as representatives of the several underwriters named therein.

5.1	Opinion of Alston & Bird LLP.

23.1	Consent of Alston & Bird LLP (included in the opinion filed as Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stemline Therapeutics, Inc.
(Registrant)

Date: January 24, 2018	By:	/s/ Kenneth Hoberman
Kenneth Hoberman
Chief Operating Officer